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                                                                    EXHIBIT 99.1

                          EMPLOYEE STOCK PURCHASE PLAN


     1. Purpose.

         (a) The purpose of the Plan is to provide a means by which employees of American Coin Merchandising, Inc. ("ACMI") and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of ACMI.

         (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of ACMI, as those terms are defined in
Section 424, subsections (e) and (f), respectively, of the Internal Revenue Code, as amended (the "Code").

         (c) ACMI, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of ACMI.

         (d) ACMI intends that the rights to purchase stock of ACMI granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423 of the Code.

          2. ADMINISTRATION.


         (a) The Plan shall be administered by the Board of Directors (the "Board") of ACMI unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To designate from time to time which Affiliates of ACMI shall be eligible to participate in the Plan.

               (ii) To construe and interpret the Plan and any rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iii) To amend the Plan as provided in paragraph 13.

               (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of ACMI.

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         (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3. SHARES SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12 relating to adjustment upon changes in stock, 200,000 shares of ACMI's common stock (the "Common Stock") shall be available to be sold pursuant to rights granted under the Plan. Effective as of July 1 of each year during the term of the Plan, the shares of Common Stock available to be sold pursuant to rights granted under the Plan shall be increased to a number of shares equal to three percent (3%) of the issued and outstanding Common Stock on the date of the annual meeting of the shareholders held during the preceding calendar quarter.

     4. GRANT OF RIGHTS; OFFERING. The Board hereby grants the right to purchase Common Stock of ACMI under the Plan to eligible employees (an "Offering") on July 1 of each year during the term of the Plan (the "Offering Dates"). Each Offering shall be made in accordance with the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     5. ELIGIBILITY.

     (a) All employees of ACMI and each Affiliate designated in accordance with subparagraph 2(b) shall be eligible employees, unless excluded from eligibility under this paragraph 5. An employee of ACMI or any Affiliate shall not be eligible to purchase shares under the Plan, unless, on the Offering Date, or on the October 1, January 1, or April 1 following the Offering Date (each, an "Eligibility Date"), such employee has been in the employ of ACMI or any Affiliate for six (6) months preceding such Eligibility Date. In addition, no employee of ACMI or any Affiliate shall be eligible to purchase shares under the Plan, unless, on the Eligibility Date, such employee's customary employment with ACMI or such Affiliate is at least twenty (20) hours per week and at least five
(5) months per calendar year.

         (b) No employee shall be eligible for the purchase of any shares under the Plan if, immediately after any such purchase, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of ACMI or of any Affiliate. For purposes of this subparagraph 5(c), Section 423(b)(3) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

         (c) An eligible employee may purchase shares under the Plan only if such purchases, together with any other purchases under "employee stock purchase plans" of ACMI and any Affiliates, do not permit such employee's rights to purchase stock of ACMI or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the date of grant of such rights) for each calendar year.


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     6. RIGHTS; PURCHASE PRICE.

         (a) On each Eligibility Date, each eligible employee shall be granted the right to purchase the number of shares of Common Stock of ACMI purchasable with up to ten percent (10%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period beginning on the first day of the calendar quarter coincident with or next preceding such Eligibility Date and ending on the last day of such calendar quarter (each such quarter, a "Purchase Period").

         (b) The purchase price of Common Stock acquired pursuant to the Plan shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date and eighty-five percent (85%) of the fair market value of the Common Stock on the Purchase Date. The "Purchase Date" for purposes of the Plan, shall be the last day of the calendar quarter that commences on the Eligibility Date, unless such day is not a stock market trading day, in which case the "Purchase Date" shall be the next stock market trading day immediately following the last day of such calendar quarter. The fair market value of the Common Stock on an applicable date shall be determined by the closing price of the Common Stock on such date.

         (c) The maximum aggregate number of shares available to be purchased by all eligible employees under an Offering shall be the number of shares remaining available under the Plan on the Eligibility Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, ACMI shall make a pro rata allocation of the shares available in a uniform and equitable manner.

     7. PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An eligible employee may become a participant in the Plan by delivering an Authorization of Payroll Deduction to ACMI in such form as ACMI provides. Such form shall be delivered to such person and at such time as ACMI shall determine in a nondiscriminatory manner and communicate to all eligible employees. Each such authorization shall authorize payroll deductions of up to ten percent (10%) of such employee's Earnings during the Purchase Period. "Earnings" is defined as an employee's basic or regular rate of compensation during the Purchase Period, including all salary, wages and other remuneration paid to an employee (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by ACMI) but excluding overtime pay, commissions (except for route merchandisers, whose commissions are considered as part of their basic or regular rate of compensation), bonuses, profit sharing, any special payments for extraordinary services, the cost of employee benefits paid for by ACMI, education or tuition reimbursements, imputed income arising under any ACMI group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, and contributions made by ACMI under any employee benefit plan. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of ACMI. A participant may reduce, increase or begin such payroll deductions


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effective at the beginning of any Purchase Period. A participant may make additional payments into his or her account with respect to a Purchase Period only if expressly permitted by ACMI for such Purchase Period on a nondiscriminatory basis and only if the participant has not had the maximum amount withheld during the Purchase Period.

         (b) At any time a participant may terminate his or her payroll deductions under the Plan and withdraw from the Plan by delivering to ACMI a notice of withdrawal in such form as ACMI provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Plan by a participant, ACMI shall distribute to such participant all of his or her accumulated payroll deductions, without interest, and such participant's interest in the Plan shall be automatically terminated. A participant's withdrawal from the Plan will have no effect upon such participant's eligibility to participate subsequently in the Plan but such participant will be required to deliver a new Authorization of Payroll Deductions in order to participate in subsequent purchases under the Plan.

         (c) The right to purchase shares under the Plan shall terminate immediately upon cessation of any participant employee's employment with ACMI or an Affiliate, for any reason, and ACMI shall distribute to such terminated employee all of his or her accumulated payroll deductions, without interest.

         (d) The right to purchase shares under Plan shall not be transferable, and shall be exercisable only by the employee.

     8. PURCHASE.

         (a) On each Purchase Date, each participant's accumulated payroll deductions and any additional amounts paid into his or her account with ACMI's express authorization (without any increase for interest) will be applied to the purchase of shares (including fractional shares) of Common Stock of ACMI, up to the maximum number of shares permitted pursuant to the terms of the Plan, at the purchase price specified above. Any amounts remaining in a participant's account after the purchase of the maximum number of shares permitted under the Plan on a Purchase Date shall be distributed to the participant within a reasonable period of time after said Purchase Date, without interest.

         (b) No shares may be purchased under the Plan unless the Plan is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on any Eligibility Date hereunder the Plan is not so registered, no rights granted under the Plan shall be exercised on said Eligibility Date and all payroll deductions accumulated during the Purchase Period shall be distributed to the participants, without interest.

     9. COVENANTS OF ACMI.

         (a) During the term of the Plan, ACMI shall keep available at all times the number of shares of stock required to satisfy rights under the Plan.


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         (b) ACMI shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, ACMI is unable to obtain from any such regulatory commission or agency the authority which counsel for ACMI deems necessary for the lawful issuance and sale of stock under the Plan, ACMI shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

     10. USE OF PROCEEDS FROM STOCK. Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of ACMI.

     11. RIGHTS AS A STOCKHOLDER. A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

     12. ADJUSTMENTS UPON CHANGES IN STOCK.


         (a) If any change is made in the stock subject to the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the classes and maximum number of shares subject to the Plan.

         (b) In the event of: (1) a dissolution or liquidation of ACMI; (2) a merger or consolidation in which ACMI is not the surviving corporation; (3) a reverse merger in which ACMI is the surviving corporation but the shares of ACMI's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of ACMI entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the Plan terminated.

     13. AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of ACMI within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               (i) Increase the number of shares reserved for rights under the Plan;


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               (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under the
Code); or

               (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under the Code or to comply with the requirements of the Securities Exchange Act.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans or to bring the Plan into compliance therewith. Without limiting the generality of the foregoing, the Board shall have the authority to amend the Plan in order to change the provisions relating to when and how rights to purchase Common Stock shall be granted and the terms of future Offerings of such rights under the Plan, and stockholder approval of any such amendments shall not be required except as expressly provided otherwise in this paragraph 13 above.

         (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

     14. TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of ACMI, whichever is earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

     15. EFFECTIVE DATE OF PLAN. The Plan was adopted by the Board of Directors of ACMI effective July 1, 1999, and will be submitted for approval by the holders of a majority of the Common Stock of ACMI present and represented at the annual meeting of the stockholders currently intended to be held May 9, 2000. Shares will be issued under the Plan prior to such formal stockholder approval, and will qualify under the Code as purchases under an employee stock purchase plan.


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                          EMPLOYEE STOCK PURCHASE PLAN
                             PARTICIPATION AGREEMENT


     The undersigned employee of _________________________ ("ACMI") or one of its Affiliates hereby authorizes his or her employer to withhold $_______ [not more than 10% of basic or regular rate of compensation] from each regular paycheck under the terms of ACMI's Employee Stock Purchase Plan. Such amounts shall be credited to the account of the undersigned under the Plan and shall be applied to the purchase of shares of ACMI common stock on September 30, December 31, March 31 and June 30 of each year. ACMI shall deposit such withheld amounts in the general funds of ACMI, and shall have no obligation to maintain such amounts in a separate account.


     The undersigned acknowledges receipt of a copy of the Plan, and agrees that his or her rights (including participation, withdrawal and termination) shall be subject to the terms and conditions of the Plan. This Participation Agreement shall continue in force until terminated by the undersigned in writing.


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                                      Date:____________________